EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-168890 on Form S-8 of our report dated June 27, 2011, relating to the consolidated financial statements and the financial statement schedule of AutoNavi Holding Limited, appearing in this Annual Report on Form 20-F of AutoNavi Holding Limited for the year ended December 31, 2010.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Beijing, the People’s Republic of China

June 27, 2011